FOR IMMEDIATE RELEASE                                    Exhibit 99.1

Qualcomm Contact:
Warren Kneeshaw
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results
Fiscal 2013 Revenues $24.9 billion
GAAP EPS $3.91, Non-GAAP EPS $4.51

- Record Fiscal Year Results -

SAN DIEGO - November 6, 2013 - Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the fiscal fourth quarter and year ended September 29, 2013.

“I am very pleased with our record financial performance this year as we delivered revenues of $25 billion, up 30% versus last year.  Our technologies underpin the global growth of wireless data, and our semiconductor solutions are used across the industry’s flagship smartphones,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm.  “Looking forward, we expect continued strong growth of 3G and 3G/4G multimode devices around the world, particularly in China with the anticipated launch of LTE.  Qualcomm remains well positioned from a growth standpoint, and we expect double-digit compound annual growth rates for both revenues and earnings per share over the next five years.”

GAAP Results
Fourth Quarter Fiscal 2013*

•	Revenues: [1] $6.48 billion, up 33 percent year-over-year (y-o-y) and 4 percent sequentially.

•	Operating income: [1] $1.59 billion, up 29 percent y-o-y and down 5 percent sequentially.

•	Net income: [2] $1.50 billion, up 18 percent y-o-y and down 5 percent sequentially.

•	Diluted earnings per share: [2] $0.86, up 18 percent y-o-y and down 4 percent sequentially.

•	Effective tax rate: [1] 18 percent.

•	Operating cash flow: $2.52 billion, up 79 percent y-o-y; 39 percent of revenues.

•	Return of capital to stockholders: $3.91 billion, including $3.32 billion through repurchases of 50.7 million shares of common stock and $592 million, or $0.35 per share, of cash dividends paid.

__________________________
1 Throughout this news release, fiscal 2012 results for FLO TV are presented as discontinued operations. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates are from continuing operations (i.e., before adjustments for noncontrolling interests and, for fiscal 2012, discontinued operations), unless otherwise stated.
2 Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests and discontinued operations), unless otherwise stated.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 2 of 18

Fiscal 2013*

•	Revenues: $24.87 billion, up 30 percent y-o-y.

•	Operating income: $7.23 billion, up 27 percent y-o-y.

•	Net income: $6.85 billion, up 12 percent y-o-y.

•	Diluted earnings per share: $3.91, up 11 percent y-o-y.

•	Effective tax rate: 16 percent.

•	Operating cash flow: $8.78 billion, up 46 percent y-o-y; 35 percent of revenues.

•	Return of capital to stockholders: $6.66 billion, including $4.61 billion through repurchases of 71.7 million shares of common stock and $2.05 billion, or $1.20 per share, of cash dividends paid.

Non-GAAP Results
Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items and tax items.
Fourth Quarter Fiscal 2013*

•	Revenues: $6.48 billion, up 33 percent y-o-y and 4 percent sequentially.

•	Operating income: $1.94 billion, up 20 percent y-o-y and down 5 percent sequentially.

•	Net income: $1.82 billion, up 18 percent y-o-y and even sequentially.

•	Diluted earnings per share: $1.05, up 18 percent y-o-y and 2 percent sequentially.

•	Effective tax rate: 16 percent.

•	Free cash flow (defined as net cash from operating activities less capital expenditures): $2.38 billion, up 92 percent y-o-y; 37 percent of revenues.
Fiscal 2013*

•	Revenues: $24.87 billion, up 30 percent y-o-y.

•	Operating income: $8.66 billion, up 22 percent y-o-y.

•	Net income: $7.91 billion, up 22 percent y-o-y.

•	Diluted earnings per share: $4.51, up 22 percent y-o-y.

•	Effective tax rate: 17 percent.

•	Free cash flow: $8.08 billion, up 55 percent y-o-y; 32 percent of revenues.
Detailed reconciliations between results reported in accordance with GAAP and Non-GAAP results are included within this news release.

* The following should be considered in regards to the year-over-year and sequential comparisons: Fiscal fourth quarter and fiscal 2013 GAAP and Non-GAAP results included a $173 million charge, or $0.10 per

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 3 of 18

share, related to the recent verdict in our litigation with ParkerVision. Fiscal 2012 GAAP results included $776 million in earnings, net of income taxes, for discontinued operations, primarily a result of a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum.

Key Business Metrics
Fourth Quarter Fiscal 2013

•	MSMTM chip shipments: 190 million units, up 35 percent y-o-y and 10 percent sequentially.

•	June quarter total reported device sales: approximately $60.2 billion, up 29 percent y-o-y and 7 percent sequentially.

◦	June quarter estimated 3G/4G device shipments: approximately 260 to 264 million units, at an estimated average selling price of approximately $227 to $233 per unit.
Fiscal 2013

•	MSM chip shipments: 716 million units, up 21 percent y-o-y.

•	Total reported device sales: approximately $231.2 billion, up 23 percent y-o-y.

◦	Estimated 3G/4G device shipments: approximately 1,017 to 1,033 million units, at an estimated average selling price of approximately $223 to $229 per unit.

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $29.4 billion at the end of fiscal 2013, compared to $26.8 billion a year ago and $30.4 billion at the end of the third quarter of fiscal 2013. On October 24, 2013, we announced a cash dividend of $0.35 per share payable on December 19, 2013 to stockholders of record as of December 2, 2013. During the fourth quarter of fiscal 2013, we repurchased and retired 50.7 million shares of common stock for $3.32 billion.

Research and Development

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition-Related Items	GAAP
Fourth quarter fiscal 2013	$1,182	$1	$164	$1	$1,348
As % of revenues	18%				21%
Fourth quarter fiscal 2012	$961	$1	$152	$—	$1,114
As % of revenues	20%				23%
Year-over-year change ($)	23%	N/M	8%	N/M	21%
N/M - Not Meaningful

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 4 of 18

Non-GAAP research and development (R&D) expenses increased 23 percent y-o-y primarily due to an increase in costs to develop CDMA-based 3G, OFDMA-based 4G LTE and other technologies for integrated circuit and related software products and to expand our intellectual property portfolio.

Selling, General and Administrative

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition-Related Items	GAAP
Fourth quarter fiscal 2013	$547	$10	$94	$6	$657
As % of revenues	8%				10%
Fourth quarter fiscal 2012	$491	$3	$112	$21	$627
As % of revenues	10%				13%
Year-over-year change ($)	11%	N/M	(16%)	N/M	5%
Certain prior period amounts have been reclassified to conform to the current period presentation.
N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 11 percent y-o-y primarily due to increases in selling and marketing, patent-related and employee-related expenses.

Effective Income Tax Rates
Our fiscal 2013 annual effective income tax rates were 16 percent for GAAP and 17 percent for Non-GAAP.  The fiscal 2013 GAAP effective tax rate included a tax benefit of $64 million related to the retroactive extension of the United States federal research and development tax credit related to fiscal 2012. This benefit was excluded from our Non-GAAP results.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 5 of 18

Our outlook for fiscal 2014 diluted earnings per share includes an estimate of the benefit related to approximately $4 billion in stock repurchases that we plan to complete over the course of fiscal 2014 under our current stock repurchase program.

On August 21, 2013, we entered into a definitive agreement under which we agreed to sell the North and Latin American operations of our Omnitracs division for $800 million, subject to closing conditions, including receipt of regulatory approvals.  We expect the transaction to close in the first quarter of fiscal 2014.  Upon close, we expect to record a gain on sale of approximately $0.22 to $0.25 earnings per share, which has been excluded from our fiscal first quarter and fiscal 2014 outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 6 of 18

Qualcomm’s Business Outlook Summary

FIRST FISCAL QUARTER
	Q1 FY13 Results		Current Guidance Q1 FY14 Estimates (2)
Revenues	$6.02	B	$6.3B - $6.9B
Year-over-year change			increase 5% - 15%
Non-GAAP diluted earnings per share (EPS)	$1.26		$1.10 - $1.20
Year-over-year change			decrease 5% - 13%
Diluted EPS attributable to QSI	($0.01)		($0.01)
Diluted EPS attributable to share-based compensation	($0.12)		($0.13)
Diluted EPS attributable to acquisition-related items	($0.04)		($0.04)
GAAP diluted EPS	$1.09		$0.92 - $1.02
Year-over-year change			decrease 6% - 16%
Metrics
MSM chip shipments	182M		195M - 210M
Year-over-year change			increase 7% - 15%
Total reported device sales (1)	approx. $53.3B*		approx. $57.5B - $63.5B*
Year-over-year change			increase 8% - 19%
*Est. sales in September quarter, reported in December quarter

FISCAL YEAR
	FY 2013 Results		Current Guidance FY 2014 Estimates (2) (3)
Revenues	$24.87	B	$26.0B - $27.5B
Year-over-year change			increase 5% - 11%
Non-GAAP diluted EPS	$4.51		$4.95 - $5.15
Year-over-year change			increase 10% - 14%
Diluted EPS attributable to QSI	$0.02		($0.03)
Diluted EPS attributable to share-based compensation	($0.51)		($0.51)
Diluted EPS attributable to acquisition-related items	($0.16)		($0.16)
Diluted EPS attributable to tax items	$0.04		N/A
GAAP diluted EPS	$3.91		$4.25 - $4.45
Year-over-year change			increase 9% - 14%
Metrics
Est. fiscal year* 3G/4G device average selling price range (1)	approx. $223 - $229		approx. $216 - $230
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (1)
	Prior Guidance Calendar 2013 Estimates	Current Guidance Calendar 2013 Estimates	Current Guidance Calendar 2014 Estimates
Est. 3G/4G device shipments
March quarter	approx. 244M - 248M	approx. 244M - 248M	not provided
June quarter	not provided	approx. 260M - 264M	not provided
September quarter	not provided	not provided	not provided
December quarter	not provided	not provided	not provided
Est. calendar year range (approx.)	1,015M - 1,085M	1,075M - 1,125M	1,220M - 1,300M
Est. calendar year midpoint (approx.) (4)	1,050M	1,100M	1,260M

(1)
Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and CDMA/OFDMA multimode subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information.  Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.

(2)
Q1 and FY 2014 guidance excludes the expected gain on sale of the North and Latin American operations of our Omnitracs division.  We expect the transaction to close in the first quarter of fiscal 2014.  Upon close, we expect to record a gain on sale of approx. $0.22 to $0.25 EPS.

(3)
FY 2014 guidance includes an estimate of the benefit related to approx. $4 billion in stock repurchases that we plan to complete over the course of fiscal 2014 under our current stock repurchase program.  FY 2014 guidance also reflects an annual effective tax rate that includes an estimate of the United States federal R&D tax credit expected to be generated through December 31, 2013, the date on which the credit will expire.

(4)	The midpoints of the estimated calendar year ranges are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

N/A - Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 7 of 18

Results of Business Segments
The following table reconciles our Non-GAAP results to our GAAP results (in millions, except per share data):

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition-Related Items (2)	Tax Items	GAAP
Q4 - FISCAL 2013
Revenues	$4,457	$1,874	$154	($5)	$6,480	$—	$—	$—	$—	$6,480
Change from prior year	42%	19%	(4%)	N/M	33%					33%
Change from prior quarter	6%	—%	(3%)	N/M	4%					4%
Operating income (loss)					$1,940	($11)	($274)	($67)	$—	$1,588
Change from prior year					20%	N/M	4%	25%		29%
Change from prior quarter					(5%)	(57%)	2%	6%		(5%)
EBT	$702	$1,622	$12	($163)	$2,173	($11)	($274)	($67)	$—	$1,821
Change from prior year	44%	18%	N/M	N/M	13%	48%	4%	25%		19%
Change from prior quarter	(5%)	(1%)	N/M	N/M	(2%)	N/M	2%	6%		(5%)
EBT as % of revenues	16%	87%	8%	N/M	34%					28%
Net income (loss)					$1,818	($24)	($226)	($67)	$—	$1,501
Change from prior year					18%	N/M	(2%)	14%	N/M	18%
Change from prior quarter					—%	N/M	(2%)	(5%)	N/A	(5%)
Diluted EPS					$1.05	($0.01)	($0.13)	($0.04)	$—	$0.86
Change from prior year					18%	N/M	—%	—%	N/M	18%
Change from prior quarter					2%	N/M	—%	—%	N/A	(4%)
Diluted shares used					1,738	1,738	1,738	1,738	1,738	1,738
Q3 - FISCAL 2013
Revenues	$4,222	$1,867	$158	($4)	$6,243	$—	$—	$—	$—	$6,243
Operating income (loss)					2,035	(7)	(280)	(71)	$	1,677
EBT	$738	$1,633	($16)	($145)	2,210	51	(280)	(71)	$	1,910
Net income (loss)					1,823	43	(222)	(64)	—	1,580
Diluted EPS					$1.03	$0.02	($0.13)	($0.04)	$—	$0.90
Diluted shares used					1,765	1,765	1,765	1,765	1,765	1,765
Q4 - FISCAL 2012
Revenues	$3,129	$1,572	$161	$9	$4,871	$—	$—	$—	$—	$4,871
Operating income (loss)					1,612	(4)	(284)	(89)	$	1,235
EBT	$486	$1,370	($1)	$65	1,920	(21)	(284)	(89)	$	1,526
Discontinued operations, net of tax					—	23	—	—	—	23
Net income (loss)					1,547	14	(222)	(78)	10	1,271
Diluted EPS					$0.89	$0.01	($0.13)	($0.04)	$0.01	$0.73
Diluted shares used					1,745	1,745	1,745	1,745	1,745	1,745
Q1 - FISCAL 2013
Revenues	$4,120	$1,757	$146	($5)	$6,018	$—	$—	$—	$—	$6,018
Operating income (loss)					2,447	(8)	(281)	(70)	$	2,088
EBT	$1,068	$1,532	($3)	$98	2,695	(17)	(281)	(70)	$	2,327
Net income (loss)					2,204	(12)	(219)	(67)	—	1,906
Diluted EPS					$1.26	($0.01)	($0.12)	($0.04)	$—	$1.09
Diluted shares used					1,751	1,751	1,751	1,751	1,751	1,751

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 8 of 18

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition-Related Items (2)	Tax Items	GAAP
12 MONTHS - FISCAL 2013
Revenues	$16,715	$7,554	$613	($16)	$24,866	$—	$—	$—	$—	$24,866
Change from prior year	38%	19%	(3%)	N/M	30%					30%
Operating income (loss)					$8,657	($31)	($1,103)	($293)	$—	$7,230
Change from prior year					22%	73%	(7%)	(10%)		27%
EBT	$3,189	$6,590	($8)	($237)	$9,534	$56	($1,103)	($293)	$—	$8,194
Change from prior year	39%	18%	47%	N/M	19%	N/M	(7%)	(10%)		25%
EBT as % of revenues	19%	87%	(1%)	N/M	38%					33%
Net income (loss)					$7,911	$43	($886)	($279)	$64	$6,853
Change from prior year					22%	(94%)	(9%)	(15%)	N/M	12%
Diluted EPS					$4.51	$0.02	($0.51)	($0.16)	$0.04	$3.91
Change from prior year					22%	(95%)	(9%)	(14%)	N/M	11%
Diluted shares used					1,754	1,754	1,754	1,754	1,754	1,754
12 MONTHS - FISCAL 2012
Revenues	$12,141	$6,327	$633	$20	$19,121	$—	$—	$—	$—	$19,121
Operating income (loss)					7,100	(116)	(1,035)	(267)	—	5,682
EBT	$2,296	$5,585	($15)	$168	8,034	(170)	(1,035)	(267)	—	6,562
Discontinued operations, net of tax					—	777	(1)	—	—	776
Net income (loss)					6,463	690	(811)	(243)	10	6,109
Diluted EPS					$3.71	$0.40	($0.47)	($0.14)	$0.01	$3.51
Diluted shares used					1,741	1,741	1,741	1,741	1,741	1,741

(1)
Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain costs of equipment and services revenues, research and development expenses, sales and marketing expenses, other operating expenses and certain investment income or losses and interest expense that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.

(2)
At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

N/M - Not Meaningful
N/A - Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 9 of 18

Conference Call
Qualcomm’s fiscal fourth quarter and fiscal 2013 earnings conference call will be broadcast live on November 6, 2013, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. Callers should use reservation number 87075999.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses Non-GAAP financial information (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies), QTL (Qualcomm Technology Licensing) and QWI (Qualcomm Wireless & Internet) segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors. Non-GAAP measurements of the following financial data are used by the Company: revenues, cost of equipment and services revenues, R&D expenses, SG&A expenses, operating income, net investment income, income or earnings before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 10 of 18

Non-GAAP information used by management excludes QSI and certain share-based compensation, acquisition-related items and tax items.

•
QSI is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units and stock options. Certain share-based compensation is excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses. Further, the fair values of share-based awards are affected by factors that are variable on each grant date, which may include the Company’s stock price, stock market volatility, expected award life, risk-free interest rates and expected dividend payouts in future years.

•
Acquisition-related items relate to amortization and impairment of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, starting with acquisitions completed in the fourth quarter of fiscal 2012, the Company began excluding expenses related to the termination of contracts that limit the use of the acquired intellectual property. These acquisition-related items are excluded and are not allocated to the Company’s segments because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses. In addition, these charges are impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses.

•
Certain tax items that are unrelated to the fiscal year in which they were recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value.  In addition, management uses this measure to evaluate the Company’s performance and to compare its operating performance with other companies in the industry.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 11 of 18

About Qualcomm
Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding the expected continued strong growth of 3G and 3G/4G multimode devices around the world, particularly in China; our being well positioned from a growth standpoint; expectations for double-digit compound annual growth rates for both revenues and earnings per share over the next five years; our business outlook; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, MSM chip shipments, total reported device sales, 3G/4G device average selling price ranges and 3G/4G device shipments, ranges and midpoints. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with the commercial deployment of CDMA, OFDMA and other technologies, continuing growth in our customers’ and licensees’ sales of products and services based on these technologies and our ability to continue to drive customer demand for our products and services based on these technologies; competition; our dependence on a small number of customers and licensees; the continued and future success of our licensing programs; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; the enforcement and protection of our intellectual property rights; the commercial success of our new technologies, products and services; claims by third parties that we infringe their intellectual property; our dependence on a limited number of third-party suppliers; our stock price and earnings volatility; government regulations and policies; strategic transactions and investments; global economic conditions that impact the mobile communications industry; foreign currency fluctuations; and failures in our products or services or in the products of our customers,

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 12 of 18

including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2013 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###
Qualcomm and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 13 of 18

Supplemental Information
(Unaudited)

Three Months Ended September 29, 2013
	Non-GAAP Results		QSI		Share-Based Compensation	Acquisition-Related Items (a)	GAAP Results
($ in millions, except per share data)
Cost of equipment and services revenues	$2,638		$—		$16	$60	$2,714
R&D	1,182		1		164	1	1,348
SG&A	547		10		94	6	657
Other expenses	173	(b)	—		—	—	173
Operating income (loss)	1,940		(11)		(274)	(67)	1,588
Investment income, net	$233	(c)	$—	(d)	$—	$—	$233
Tax rate	16%		N/M		18%	—%	18%
Net income (loss)	$1,818		$(24)		$(226)	$(67)	$1,501
Diluted EPS	$1.05		$(0.01)		$(0.13)	$(0.04)	$0.86

(a)	Included amortization and impairment of certain intangible assets and the recognition of the step-up of inventories to fair value.

(b)	Included a $173 million charge, or $0.10 per share, related to the recent verdict in our litigation with ParkerVision.

(c)
Included $168 million in interest and dividend income, $112 million in net realized gains on investments and $7 million in gains on deconsolidation of subsidiaries, partially offset by $35 million in other-than-temporary losses on investments, $18 million in net losses on derivatives and $1 million in interest expense.

(d)
Included $17 million in net realized gains on investments and $1 million in interest and dividend income, offset by $16 million in losses on deconsolidation of subsidiaries, $1 million in other-than-temporary losses on investments and $1 million in equity in net losses of investees.

Twelve Months Ended September 29, 2013
	Non-GAAP Results		QSI		Share-Based Compensation	Acquisition-Related Items (e)	Tax Items (f)	GAAP Results
($ in millions, except per share data)
Cost of equipment and services revenues	$9,485		$—		$71	$264	$—	$9,820
R&D	4,318		4		642	3	—	4,967
SG&A	2,075		27		390	26	—	2,518
Other expenses	331	(g)	—		—	—	—	331
Operating income (loss)	8,657		(31)		(1,103)	(293)	—	7,230
Investment income, net	$877	(h)	$87	(i)	$—	$—	$—	$964
Tax rate	17%		38%		20%	5%	N/A	16%
Net income (loss)	$7,911		$43		$(886)	$(279)	$64	$6,853
Diluted EPS	$4.51		$0.02		$(0.51)	$(0.16)	$0.04	$3.91

(e)	Included amortization and impairment of certain intangible assets, expense associated with the termination of a contract and the recognition of the step-up of inventories to fair value.

(f)	Included a $64 million tax benefit as a result of the retroactive reinstatement of the federal R&D tax credit related to fiscal 2012.

(g)
Included a $173 million charge, or $0.10 per share, related to the recent verdict in our litigation with ParkerVision and a $158 million loss, or $0.06 per share, that resulted from an impairment charge on certain long-lived assets related to our QMT division.

(h)
Included $689 million in interest and dividend income, $259 million in net realized gains on investments and $6 million in gains on deconsolidation of subsidiaries, partially offset by $71 million in other-than-temporary losses on investments, $5 million in interest expense and $1 million in net losses on derivatives.

(i)
Included $110 million in net realized gains on investments, $8 million in interest and dividend income, $6 million in gains on deconsolidation of subsidiaries and $1 million in net gains on derivatives, partially offset by $18 million in interest expense, $14 million in other-than-temporary losses on investments and $6 million in equity in net losses of investees.

N/M - Not Meaningful
N/A - Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 14 of 18

Reconciliation of Non-GAAP Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and Other Supplemental Disclosures
(In millions)
(Unaudited)

	Three Months Ended September 29, 2013
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$2,583	$(7)	$(53)	(a)	$2,523
Less: capital expenditures	(200)	—	—		(200)
Free cash flow	$2,383	$(7)	$(53)		$2,323

Revenues	$6,480	$—	$—		$6,480
Operating cash flow as % of revenues	40%	N/A	N/A		39%
Free cash flow as % of revenues	37%	N/A	N/A		36%

	Twelve Months Ended September 29, 2013
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$9,052	$(43)	$(231)	(a)	$8,778
Less: capital expenditures	(973)	(75)	—		(1,048)
Free cash flow	$8,079	$(118)	$(231)		$7,730

Revenues	$24,866	$—	$—		$24,866
Operating cash flow as % of revenues	36%	N/A	N/A		35%
Free cash flow as % of revenues	32%	N/A	N/A		31%

	Three Months Ended September 30, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$1,476	$(26)	$(41)	(a)	$1,409
Less: capital expenditures	(234)	(16)	—		(250)
Free cash flow	$1,242	$(42)	$(41)		$1,159

Revenues	$4,871	$—	$—		$4,871
Operating cash flow as % of revenues	30%	N/A	N/A		29%
Free cash flow as % of revenues	25%	N/A	N/A		24%

	Twelve Months Ended September 30, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$6,382	$(216)	$(168)	(a)	$5,998
Less: capital expenditures	(1,183)	(101)	—		(1,284)
Free cash flow	$5,199	$(317)	$(168)		$4,714

Revenues	$19,121	$—	$—		$19,121
Operating cash flow as % of revenues	33%	N/A	N/A		31%
Free cash flow as % of revenues	27%	N/A	N/A		25%

(a)	Incremental tax benefits from share-based compensation during the period.
N/A - Not Applicable

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 15 of 18

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates (a)
(In millions)
(Unaudited)

	Three Months Ended September 29, 2013
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition-Related Items	Tax Items	GAAP Results
Income (loss) from continuing operations before income taxes	$2,173	$(11)	$(274)	$(67)	$—	$1,821
Income tax (expense) benefit	(354)	(14)	48	—	—	(320)
Income (loss) from continuing operations	$1,819	$(25)	$(226)	$(67)	$—	$1,501

Tax rate	16%	N/M	18%	—%	N/A	18%

	Twelve Months Ended September 29, 2013
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition-Related Items	Tax Items (b)	GAAP Results
Income (loss) from continuing operations before income taxes	$9,534	$56	$(1,103)	$(293)	$—	$8,194
Income tax (expense) benefit	(1,623)	(21)	217	14	64	(1,349)
Income (loss) from continuing operations	$7,911	$35	$(886)	$(279)	$64	$6,845

Tax rate	17%	38%	20%	5%	N/A	16%

(a)
At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

(b)	During fiscal 2013, we recorded a tax benefit of $64 million related to fiscal 2012 due to the retroactive reinstatement of the United States federal R&D tax credit.

N/M - Not Meaningful
N/A - Not Applicable

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 16 of 18

Qualcomm Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	September 29, 2013	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$6,142	$3,807
Marketable securities	8,824	8,567
Accounts receivable, net	2,142	1,459
Inventories	1,302	1,030
Deferred tax assets	573	309
Other current assets	572	473
Total current assets	19,555	15,645
Marketable securities	14,440	14,463
Deferred tax assets	1,059	1,412
Assets held for sale	72	1,109
Property, plant and equipment, net	2,995	2,851
Goodwill	3,976	3,917
Other intangible assets, net	2,553	2,938
Other assets	866	677
Total assets	$45,516	$43,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,554	$1,298
Payroll and other benefits related liabilities	839	664
Unearned revenues	501	545
Liabilities held for sale	43	1,072
Other current liabilities	2,276	1,723
Total current liabilities	5,213	5,302
Unearned revenues	3,666	3,739
Other liabilities	550	426
Total liabilities	9,429	9,467

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,685 and 1,706 shares issued and outstanding, respectively	—	—
Paid-in capital	9,874	11,956
Retained earnings	25,461	20,701
Accumulated other comprehensive income	753	866
Total Qualcomm stockholders’ equity	36,088	33,523
Noncontrolling interests	(1)	22
Total stockholders’ equity	36,087	33,545
Total liabilities and stockholders’ equity	$45,516	$43,012

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 17 of 18

Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Revenues:
Equipment and services	$4,513	$3,213	$16,988	$12,465
Licensing	1,967	1,658	7,878	6,656
Total revenues	6,480	4,871	24,866	19,121

Costs and expenses:
Cost of equipment and services revenues	2,714	1,841	9,820	7,096
Research and development	1,348	1,114	4,967	3,915
Selling, general and administrative	657	627	2,518	2,270
Other	173	54	331	158
Total costs and expenses	4,892	3,636	17,636	13,439

Operating income	1,588	1,235	7,230	5,682

Investment income, net	233	291	964	880
Income from continuing operations before income taxes	1,821	1,526	8,194	6,562
Income tax expense	(320)	(286)	(1,349)	(1,279)
Income from continuing operations	1,501	1,240	6,845	5,283
Discontinued operations, net of income taxes	—	23	—	776
Net income	1,501	1,263	6,845	6,059
Net loss attributable to noncontrolling interests	—	8	8	50
Net income attributable to Qualcomm	$1,501	$1,271	$6,853	$6,109

Basic earnings per share attributable to Qualcomm:
Continuing operations	$0.88	$0.73	$3.99	$3.14
Discontinued operations	—	0.02	—	0.45
Net income	$0.88	$0.75	$3.99	$3.59
Diluted earnings per share attributable to Qualcomm:
Continuing operations	$0.86	$0.72	$3.91	$3.06
Discontinued operations	—	0.01	—	0.45
Net income	$0.86	$0.73	$3.91	$3.51
Shares used in per share calculations:
Basic	1,703	1,704	1,715	1,700
Diluted	1,738	1,745	1,754	1,741

Dividends per share announced	$0.35	$0.25	$1.20	$0.93
Certain prior period amounts have been reclassified to conform to the current period presentation.

Qualcomm Announces Fourth Quarter and Fiscal 2013 Results             Page 18 of 18

Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Operating Activities:
Net income	$1,501	$1,263	$6,845	$6,059
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	273	257	1,017	897
Gain on sale of wireless spectrum	—	—	—	(1,179)
Goodwill and long-lived asset impairment charges	1	59	192	84
Revenues related to non-monetary exchanges	(30)	(30)	(123)	(122)
Income tax provision in excess of income tax payments	48	156	268	395
Non-cash portion of share-based compensation expense	274	283	1,105	1,035
Incremental tax benefit from share-based compensation	(53)	(41)	(231)	(168)
Net realized gains on marketable securities and other investments	(129)	(155)	(369)	(369)
Net impairment losses on marketable securities and other investments	36	19	85	83
Other items, net	82	10	104	(52)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(235)	(207)	(680)	(456)
Inventories	399	(199)	(300)	(252)
Other assets	(98)	(209)	(209)	(240)
Trade accounts payable	(291)	174	307	371
Payroll, benefits and other liabilities	700	71	752	(341)
Unearned revenues	45	(42)	15	253
Net cash provided by operating activities	2,523	1,409	8,778	5,998
Investing Activities:
Capital expenditures	(200)	(250)	(1,048)	(1,284)
Purchases of available-for-sale securities	(1,839)	(3,707)	(13,951)	(15,511)
Proceeds from sales and maturities of available-for-sale securities	6,157	4,084	13,494	9,858
Purchases of trading securities	(654)	(1,729)	(3,312)	(4,009)
Proceeds from sales and maturities of trading securities	1,002	1,763	3,367	3,060
Proceeds from sale of wireless spectrum	—	—	—	1,925
Acquisitions and other investments, net of cash acquired	(13)	(156)	(192)	(833)
Other items, net	(4)	(7)	64	(83)
Net cash provided (used) by investing activities	4,449	(2)	(1,578)	(6,877)
Financing Activities:
Borrowing under loans and debentures	—	—	534	710
Repayment of loans and debentures	—	—	(439)	(591)
Proceeds from issuance of common stock	561	355	1,525	1,714
Incremental tax benefit from share-based compensation	53	41	231	168
Repurchases and retirements of common stock	(3,321)	(841)	(4,610)	(1,313)
Dividends paid	(592)	(426)	(2,055)	(1,583)
Other items, net	(66)	(146)	(31)	138
Net cash used by financing activities	(3,365)	(1,017)	(4,845)	(757)
Changes in cash and cash equivalents held for sale	—	—	(15)	—
Effect of exchange rate changes on cash	2	5	(5)	(19)
Net increase (decrease) in cash and cash equivalents	3,609	395	2,335	(1,655)
Cash and cash equivalents at beginning of year	2,533	3,412	3,807	5,462
Cash and cash equivalents at end of year	$6,142	$3,807	$6,142	$3,807
Certain prior period amounts have been reclassified to conform to the current period presentation.